Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:
(1)Registration Statement (Form S-3 No. 333-289493) of Green Dot Corporation, and
(2)Registration Statements (Forms S-8 No. 333-241087, No. 333-273817, No. 333-281449, and No. 333-287695) pertaining to various equity award plans of Green Dot Corporation;
of our report dated April 30, 2026, with respect to the financial statements of TailFin Labs, LLC appearing in this Annual Report on Form 10-K/A of Green Dot Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Rogers, Arkansas
April 30, 2026